UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 1, 2022

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Laredo Oil, Inc. (the “Company”) has entered into a Revolving Credit Note (the “Note”) with AEI Management, Inc. (the “Lender”) with a maximum draw amount of $1,500,000.00. The Note is dated May 25, 2022, to be effective May 12, 2022. However, the Company did not receive the Lender’s signature to the Note until June 1, 2022. The Note has a maturity date of May 1, 2023 or such later date as requested by the Company and agreed in writing by the Lender in its sole discretion. Under the Note, the Lender may, at its sole discretion, make advances to the Company upon the Company’s request in amounts not to exceed an aggregate amount of $150,000 in any 30-day period and not to exceed the full principal amount of the Note in the aggregate. The Note will accrue interest on the outstanding principal sum at the rate of 8.75% per annum, and is payable by the Company every 90 days following the date of the first drawdown. All unpaid principal, accrued interest and any other amounts will be due and payable on the maturity date.

In accordance with the Note, the Lender is entitled, at its option and upon its issuance of a conversion notice to the Company, to convert all or any part of the outstanding and unpaid principal and accrued interest amount under the Note into fully paid and non-assessable shares of common stock of the Company, at a conversion price that shall equal:

•	if the Company’s common stock is not listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, the lesser of (i) par value of the Company’s common stock or (ii) the cost basis of the most recent, non-affiliate issuance of common stock, or

•	if the Company’s common stock is listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the OTC Markets Group, a 20% discount to the closing price of the common stock as reported by the Company’s primary market on the trading day immediately preceding the issuance of the conversion notice by the Lender to the Company.

Notwithstanding anything to the contrary, in no event shall the Note be converted into shares of common stock or other securities of the Company to the extent that such conversion would result in the Lender and its affiliates together beneficially owning more than [4.99%] of the outstanding shares of the Company’s common stock.

The Company did not provide any collateral or guarantees for the loan, nor did the Company pay any facility charge to obtain the loan. The Note provides for certain consent rights of the Lender for the Company to take certain actions, including, among others, any redemption, repurchase, acquisition or declaration or payment of any cash dividend or distribution on any capital stock of the Company, increase of the par value of the Company’s common stock, issuance of debt or sale of substantially all assets or stock, as well as customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and termination or impairment of the Company’s business in any material respect. The Company may prepay the Note at any time without payment of any penalty or premium.

The foregoing is a description of the material terms and conditions of the Note and is not a complete discussion of the Note. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Note, [a copy of which is attached as Exhibit 10.1 to this Report, and is incorporated herein by reference] / [which will be filed as an exhibit to the Company’s next periodic report filed with the Securities and Exchange Commission and will be incorporated herein by reference].

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.03, is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	Revolving Credit Note executed by Laredo Oil, Inc. and AEI Management, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: June 3, 2022	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Revolving Credit Note executed by Laredo Oil, Inc. and AEI Management, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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